SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      _________________________________

                                 FORM 8-K/A

                               Current Report
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):   June 1, 2004


                    TRANSPORTATION LOGISTICS INT'L, INC.
           -----------------------------------------------------
           (Exact name of Registrant as Specified in its Charter)


       Colorado                   0-25319               84-1191355
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    (State of Incorporation)  (Commission File       (IRS Employer
                               Number)                Identification No.)

                   136 Freeway Drive, East Orange, NJ 07018
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                   (Address of principal executive offices)

                               (973) 266-7020
                       -----------------------------
                       Registrant's Telephone Number


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Amendment No. 1.

     The Registrant is filing this amendment to its Current Report in order to include the financial statements required by Item 310 of Regulation SB.

Item 2.   Acquisition of Advanced Medical Diagnostics, LLC

     On June 1, 2004 Transportation Logistics Int'l, Inc. acquired the entire membership interest in Advanced Medical Diagnostics LLC ("AMD"). AMD is engaged in the business of manufacturing and distributing the "Advanced Medical Diagnostics HIV (1 & 2) Rapid Test." This diagnostic kit, which retails for under $6.00, permits an individual to test himself for the HIV virus and obtain a result in 15 minutes that has 99.4% accuracy

     The membership interests in AMD were acquired by Transportation Logistics in exchange for 100,000 shares of Transportation Logistics common stock. 76.5% of the membership interest in AMD was acquired from the three officers of AMD: Michael Gilbert, Michael Alora and Nick Olivieri. The remaining 23.5% interest was acquired from The Margolies Family Trust. The trustee of the Margolies Family Trust is the wife of Michael Margolies, and the beneficiaries of the Margolies Family Trust are the children of Michael Margolies. Michael Margolies is the Chairman of Transportation Logistics.

     In connection with the acquisition, Transportation Logistics agreed to issue 200,000 of its common shares to the three officers of AMD (Michael Gilbert - 106,000 shares; Michael Alora - 47,000 shares, and Nick Olivieri - 47,000 shares) to compensate them for their continued employment by AMD.

                                   EXHIBITS

1. Acquisition Agreement dated June 1, 2004 between Transportation Logistics Int'l, Inc. and the members of Advanced Medical Diagnostics LLC.

2. Financial Statements of Advanced Medical Diagnostics LLC.

3. Pro Forma Financial Statements.



                                    -2-

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   TRANSPORTATION LOGISTICS INT'L, INC.

Dated: September 10, 2004          By:/s/ Michael Margolies
                                   -------------------------------------
                                   Michael Margolies
                                   Chief Executive Officer



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